                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934



       Date of Report  (Date of earliest event reported) -- March 7, 1996


                                 MAPCO INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                        1-5254                       73-0705739
------------------             -----------------             -------------------
(State or other                   (Commission                (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                 1800 South Baltimore Avenue
                   Tulsa, Oklahoma                                    74119
--------------------------------------------------------------------------------
      (Address of principal executive offices)                     (Zip Code)



  Registrant's telephone number, including area code             (918) 581-1800
                                                                ----------------



                                Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)
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Item 5.  Other Events.

        On March 7, 1996, MAPCO Inc. issued the following press release:

SEMINOLE PIPELINE CO., MID-AMERICA PIPELINE CO. AND MAPCO INC.
PLAN TO FILE FOR NEW TRIAL AFTER BRENHAM JUDGMENT

Tulsa, OK, March 7, 1996: On March 5, a judgment was entered in a state district court in Houston, Texas, against Seminole Pipeline Co., Mid-America Pipeline Co. and MAPCO Inc. in the Dallmeyer case.

The judgment, which relates to the April 7, 1992, explosion at the Seminole Pipeline storage cavern near Brenham, Texas, totaled approximately $72 million in actual damages, exemplary damages and interest, with only $5.4 million coming from actual damages found by the jury.

Although the judgment entered by the court is substantially less than the verdict determined by the jury, which was in excess of $143 million, the defendants strongly believe that the judgment rendered remains excessive and inappropriate. The defendants intend to seek a new trial and/or a significant reduction in the amount of the judgment, and will also pursue an appeal, if necessary.

No loss of life or serious personal injury is involved in this case. Only two of the 20 plaintiffs were anywhere near the Brenham facility when the explosion occurred. Neither of these plaintiffs required even first aid after the explosion. This case is about claimed mental anguish connected with damage to real property and improvements thereon.

Seminole does not deny responsibility for the explosion at the Brenham facility. Well before this case went to trial, Seminole accepted full responsibility for the tragic accident and expressed sincere and deep remorse for the loss of life, injuries and damages caused by the accident. In addition, Seminole and Mid-America Pipeline have renewed and upgraded their commitment to safety, as evidenced by the complete, system-wide redesign and implementation of safety systems, which in many cases sets the industry standard. Following the accident, and before a cause of the accident was determined, Seminole worked closely with the Red Cross, Washington County Goodfellows and local officials to provide needed assistance to those affected in the Brenham community.

                                     # # #

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         None.





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                                   SIGNATURES



                 Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       MAPCO INC.



                       By:      /s/ JAMES N. CUNDIFF
                               -------------------------
                       Name:   James N. Cundiff
                       Title:  Assistant General Counsel and Assistant Secretary




Date:  March 12, 1996





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